                                                                     Exhibit 3.2

                                                        Effective April 25, 1996

                                  REGULATIONS



                                      of



                             THE MEAD CORPORATION

                                  REGULATIONS
                                      OF
                             THE MEAD CORPORATION

                                  ___________


                                   ARTICLE I

                           MEETINGS OF SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation, for the purpose of electing directors and transacting such other business as may be specified in the notice thereof, shall be held at such place either within or without the State of Ohio as may be specified in such notice, upon such date in the month of April of each year (other than a Saturday, Sunday or legal holiday) as the Board of Directors shall determine or, in the absence of such determination, on the fourth Thursday in April of each year.

         Section 2. Special Meetings. Special meetings of the shareholders may be called by (i) the Chairman of the Board or the President, or in case of the President's absence, death or disability, any Vice-President; or (ii) the directors by action at a meeting, or a majority of the directors acting without a meeting. Special meetings shall be called by the Secretary upon written request of shareholders holding of record 50% or more of all shares outstanding and entitled to vote thereat. Any such request for a special meeting shall state the purpose or purposes of the meeting.

         Special meetings of the shareholders may be held at such time and place, either within or without the State of Ohio, as may be designated in the notice thereof.

         Section 3. Notice of Meetings. Except as otherwise provided by law or unless waived, a written notice of each annual or special meeting stating the time and place and the purposes thereof shall be personally delivered or mailed to each shareholder of record entitled to notice thereof, not more than sixty days nor less than ten days before any such meeting. If mailed, such notice shall be addressed to the shareholder at his address as it appears upon the records of the Corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

         Section 4. Quorum. The holders of record of shares entitling them to exercise a majority of the voting power of the Corporation, present in person or by proxy, shall constitute a quorum for all purposes, at any meeting of shareholders, except when a greater proportion is required by law, the articles of incorporation or these Regulations. At any meeting at which a quorum is present, all questions and business which shall come before the meeting shall be determined by the vote of the holders of a majority of the shares entitled to vote thereon held by shareholders present in person or by proxy at the meeting, except when a different proportion is required by law, the articles of incorporation or these Regulations.

         At any meeting, whether a quorum is present or not, the holders of a majority of the voting shares held by shareholders present in person or by proxy may adjourn from time to time and from place to place without notice other than by announcement at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally noticed or held.

                                  ARTICLE II

                              BOARD OF DIRECTORS

         Section 1. Authority of Directors. Except where the law, the articles of incorporation or these Regulations requires action to be authorized or taken by the shareholders, all of the authority of the Corporation shall be exercised, and the business and affairs of the Corporation shall be managed, by or under the direction of the directors.

         Section 2. Directors. Unless changed in accordance with the provisions of Section 3 of this Article II, the number of directors of the Corporation shall be fixed at fourteen. Directors shall hold office until the annual meeting next succeeding their election or until their successors are chosen and qualified; provided, however, no director shall be required to stand for election sooner than would have been otherwise required due to participation as a member of a class of directors elected in a year prior to 1996.

         Section 3. Change in Number of Directors. The whole number of directors and the number of directors in each class may be changed either by the affirmative vote of the holders of record of at least 75% of the voting power of the Corporation at a meeting of shareholders called for that purpose and for the purpose of electing directors, or by the affirmative vote of a majority of the directors. No reduction in the number of directors, either by the shareholders or the directors, shall of itself have the effect of shortening the term of any incumbent director.

         Section 4. Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election as directors of the Corporation may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or by any committee or person appointed by the Board of Directors or
(ii) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 4. Any nomination other than those governed by clause (i) of the preceding sentence, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of any shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to any then existing rule or regulation promulgated under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director. No person shall be eligible for election as a director unless nominated as set forth herein.

         The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 5. Removal of Directors. No director may be removed prior to the expiration of such director's term of office, except by the affirmative vote of the holders of 75% of the voting power of the Corporation entitled to vote in the election of directors; provided, however, that unless all the directors are removed, no individual director shall be removed if the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the directors, would be sufficient to elect at least one director.

         Section 6. Vacancies. The remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any vacancy in the Board of Directors however arising for the unexpired term thereof. Any person elected to fill a vacancy in the Board of Directors shall hold office until the expiration of the term of office for the class to which he is elected and until his successor is elected and qualified.

         Section 7. Meetings of the Board. The Board of Directors may, by by-law or resolution, provide for regular meetings of the Board.

         Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board, the President, any Vice-President, or any two members of the Board.

         Meetings of the Board of Directors may be held at any place either within or without the State of Ohio. Written notice of the time and place of each special meeting of the Board of Directors shall be given by mailing the same to each director at his last known address at least three days prior to the date of such meeting, or such notice may be personally delivered or telegraphed in substance to each director not less than twenty-four hours before the meeting, which notice need not specify the purposes of the meeting. Such notice may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

         Section 8. Quorum for Meetings. A majority of the directors of the Corporation shall constitute a quorum for the transaction of business. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 9. Secret Ballot. Upon the oral or written request of any director, any matter to be voted upon by the Board of Directors, or any committee thereof, shall be by secret ballot and such ballots shall then be counted and reported by the secretary of the meeting.

                                  ARTICLE III

                                  COMMITTEES

         Section 1. Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may appoint three or more directors to constitute one or more committees of directors. The resolution establishing each such committee shall specify a designation by which it shall be known and shall fix its powers and authority. The Board of Directors may delegate to any such committee any of the authority of the Board of Directors, however conferred, other than that of filling vacancies among the directors or in any committee of the directors.

         The Board of Directors may likewise appoint one or more directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee.

         Each such committee shall serve at the pleasure of the Board of Directors, shall act only in the intervals between meetings of the Board of Directors, and shall be subject to the control and direction of the Board of Directors. All actions by any such committee shall be subject to revision and alteration by the Board of Directors provided that no rights of third persons shall be adversely affected by any such revision or alteration.

         An act or authorization of an act by any such committee within the authority delegated to it by the resolution establishing it shall be as effective for all purposes as the act or authorization of the Board of Directors.

         Any such committee may act by a majority of its members at a meeting or by a writing or writings signed by all of its members.

         The Board of Directors may likewise appoint other members of any committee who are not members of the Board of Directors who shall act in an advisory capacity but who shall have no vote upon any matter of business before the committee.

                                  ARTICLE IV

                                   OFFICERS

         Section 1. Officers. The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, a Treasurer, and such other officers, subordinate officers and assistants as the Board of Directors may from time to time determine.

         Any two or more offices may be held by one person, except the offices of President and Vice-President.

         Section 2. Election of Officers. All officers of the Corporation shall be elected annually by the Board of Directors, and shall hold office at the pleasure of the Board of Directors. The Board of Directors may remove any officer at any time, with or without cause, by a majority vote. The Board of Directors may fill any vacancy in any office occurring from whatever cause.

         Section 3. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall perform such duties as are determined by the Board of Directors.

                                   ARTICLE V

                  LIMITATION OF LIABILITY AND INDEMNIFICATION

         Section 1. Limitation of Liability. (a) No person shall be found to have violated his duties to the Corporation as a director or officer of the Corporation in any action brought against such director or officer (including actions involving or affecting any of the following: (i) a change or potential change in control of the Corporation; (ii) a termination or potential termination of his service to the Corporation as a director or officer; or (iii) his service in any other position or relationship with the Corporation), unless it is proved by clear and convincing evidence that the director or officer has not acted in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the Corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances. Notwithstanding the foregoing, nothing contained in this paragraph (a) limits relief available under Section 1701.60 of the Ohio Revised Code.

(b) In performing his duties, a director or officer shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, that are prepared or presented by: (i) one or more directors, officers, or employees of the Corporation whom the director or officer reasonably believes are reliable and competent in the matters prepared or presented; (ii) counsel, public accountants, or other persons as to matters that the director or officer reasonably believes are within the person's professional or expert competence; or (iii) a committee of the directors upon which he does not serve, duly established in accordance with the provisions of these Regulations, as to matters within its designated authority, which committee the director or officer reasonably believes to merit confidence.

(c) A director or officer in determining what he reasonably believes to be in the best interests of the Corporation shall consider the interests of the Corporation's shareholders and, in his discretion, may consider (i) the interests of the Corporation's employees, suppliers, creditors and customers;
(ii) the economy of the state and nation; (iii) community and societal considerations; and (iv) the long-term as well as short-term interests of the Corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

(d) A director or officer shall be liable in damages for any action he takes or fails to take as a director or officer only if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation. Notwithstanding the foregoing, nothing contained in this paragraph (d) affects the liability of directors under Section 1701.95 of the Ohio Revised Code or limits relief available under Section 1701.60 of the Ohio Revised Code.

         Section 2. Indemnification. (a) in case any person was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or preceding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, of is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, the Corporation shall indemnify such person against expenses, including attorney's fees, judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any matter the subject of a criminal action, suit, or proceeding, he had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contenders or its equivalent, shall not, itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any matter the subject of a criminal action, suit or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

(b) In case any person was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, the Corporation shall indemnify such person against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any of the following: (i) any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of this duty to the Corporation unless and only to the extent that the court of common pleas, or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper; or (ii) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

(c) To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in paragraphs (a) and (b) of this Section 2, or in defense of any claim, issue, or matter therein, the Corporation shall indemnify him against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

(d) Any indemnification under paragraphs (a) and (b) of this Section 2, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Section 2. Such determination shall be made as follows: (i) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to or threatened with any such action, suit, or proceeding; (ii) if the quorum described in cause (i) of this paragraph (d) is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation, or any person to be indemnified within the past five years; (iii) by the shareholders; or (iv) by the court of common pleas or the court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors under cause
(i) of this paragraph (d) or by independent legal counsel under cause (ii) of this paragraph (d) shall be promptly communicated to the person who threatened or brought the action or suit, by or in the right of the Corporation referred to in paragraph (b) of this Section 2, and within ten days after the receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

(e) (i) Unless the only liability asserted against a director in any action, suit, or proceeding referred to in paragraphs (a) and (b) of this Section 2 is pursuant to Section 1701.95 of the Ohio Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding, shall be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following: (A) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation; and (B) reasonably cooperate with the Corporation concerning the action, suit, or proceeding.

(ii) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee or agent in defending any action, suit or proceeding referred to in paragraphs (a) and (b) of this Section 2 may be paid by the Corporation as they are incurred in advance of the final disposition of the action, suit or proceeding as authorized by the directors in the specific case upon the receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the Corporation.

(f) Expenses, including attorney's fees, amounts paid in settlement, and (except in the case of an action by or in the right of the Corporation) judgments, decrees, fines and penalties, incurred in connection with any potential, threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by any person by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, may be paid or reimbursed by the Corporation, as authorized by the Board of Directors upon a determination that such payment or reimbursement is in the best interests of the Corporation; provided, however, that, unless all directors are interested, the interested directors shall not participate and a quorum shall be one-third of the disinterested directors.

(g) The indemnification authorized by this Section 2 shall not be exclusive of, and shall be in addition to any other rights granted to those seeking indemnification under the articles of incorporation or these Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(h) The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have indemnified him against such liability under this Section 2. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest. (i) The authority of the Corporation to indemnify persons pursuant to paragraphs (a) and (b) of this
Section 2 does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to paragraphs (e), (f), (g) and (h) of this Section 2. Paragraphs (a) and (b) of this Section 2 do not create any obligation to repay or return payments made by the Corporation pursuant to paragraphs (e), (f), (g) and (h) of this Section 2.

     Section 3. Interpretation. As used in Article V, words of the masculine gender shall include the feminine gender.

                                  ARTICLE VI

                                     SEAL

     The seal of the Corporation shall be circular with the words "THE MEAD CORPORATION", and "OHIO" surrounding the word "SEAL".

                                  ARTICLE VII

                                  AMENDMENTS

         These Regulations may be amended or repealed at any meeting of shareholders called for that purpose by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal; provided, however, that Sections 2, 3, and 5 of Article II and this Article VII may not be amended, modified or repealed, and no amendment to these Regulations which is inconsistent therewith may be adopted, without the affirmative vote of the holders of record of shares entitling them to exercise 75% of the voting power of the Corporation on such proposal.